Exhibit 99.1

News Release

RAMBUS REPORTS FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

•
Achieved record 2025 revenue and earnings results
•
Delivered record quarterly product revenue of $96.8 million, fueling record annual product revenue of $347.8 million, up 41% from 2024
•
Generated record quarterly and annual cash from operations of $99.8 million and $360.0 million, respectively

SAN JOSE, Calif. – February 2, 2026 – Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the fourth quarter ended December 31, 2025. GAAP revenue for the fourth quarter was $190.2 million, licensing billings were $71.5 million, product revenue was $96.8 million, and contract and other revenue was $21.8 million. The Company also generated $99.8 million in cash from operating activities in the fourth quarter.

“2025 was a record-breaking year for Rambus, delivering strong growth in revenue and earnings, and new quarterly and annual highs for product revenue and cash from operations,” said Luc Seraphin, president and chief executive officer of Rambus. “Our sustained leadership in DDR5 RCDs and growing contributions from new products drove substantial year-over-year product growth. With a robust roadmap and deep expertise aligned to the secular trends transforming data center and AI, we are well positioned to meet industry needs and drive long‑term profitable growth.”

	GAAP		Non-GAAP (1)
Quarterly Financial Review	Three Months Ended December 31,		Three Months Ended December 31,
(In millions, except for percentages and per share amounts)	2025	2024	2025	2024
Revenue
Product revenue	$96.8	$73.4	$96.8	$73.4
Royalties	71.6	58.2	71.6	58.2
Contract and other revenue	21.8	29.5	21.8	29.5
Total revenue	190.2	161.1	190.2	161.1
Cost of product revenue	37.3	28.5	37.1	28.3
Cost of contract and other revenue	1.2	0.7	1.2	0.7
Amortization of acquired intangible assets (included in total cost of revenue)	1.7	2.3	—	—
Total operating expenses	79.2	71.7	64.9	60.1
Operating income	$70.8	$57.9	$87.0	$72.0
Operating margin	37%	36%	46%	45%
Net income	$63.8	$62.2	$74.7	$59.6
Diluted net income per share	$0.58	$0.58	$0.68	$0.55
Licensing billings (operational metric) (2)	$71.5	$63.6	$71.5	$63.6

(1)
See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below. Note that the applicable non-GAAP measures are presented and that revenue and cash provided by operating activities are solely presented on a GAAP basis. Additionally, licensing billings is presented as an operational metric, which is defined below.
(2)
Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

GAAP revenue for the quarter was $190.2 million, which was above the Company's expectations. The Company also had licensing billings of $71.5 million, product revenue of $96.8 million, and contract and other revenue of $21.8 million. The Company had total GAAP cost of revenue of $40.2 million and operating expenses of $79.2 million. The Company also had total non-GAAP operating expenses of $103.2 million (including non-GAAP cost of revenue of $38.3 million). The Company’s provision for income taxes for the three months ended December 31, 2025 of $13.4 million was significantly higher than in the same period in 2024 partially due to the tax legislation enacted in the third quarter of 2025. The Company had GAAP diluted net income per share of $0.58 and non-GAAP diluted net income per share of $0.68. The Company’s basic share count was 108 million shares and its diluted share count was 110 million shares.

Cash, cash equivalents, and marketable securities as of December 31, 2025 were $761.8 million, an increase of $88.5 million as compared to September 30, 2025, mainly due to $99.8 million in cash provided by operating activities, offset by $8.6 million paid for capital expenditures.

2026 First Quarter Outlook

The Company will discuss its full revenue guidance for the first quarter of 2026 during its upcoming conference call. The following table sets forth the first quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (operational metric) (2)	$66 - $72	$66 - $72
Product revenue (GAAP)	$84 - $90	$84 - $90
Contract and other revenue (GAAP)	$21 - $27	$21 - $27
Total operating costs and expenses	$121 - $117	$104 - $100
Interest and other income (expense), net	$6	$6
Diluted share count	110	110

(1)
See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below.
(2)
Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

For the first quarter of 2026, the Company expects licensing billings to be between $66 million and $72 million. The Company also expects royalty revenue to be between $61 million and $67 million, product revenue to be between $84 million and $90 million, and contract and other revenue to be between $21 million and $27 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales and solutions licensing, among other matters.

The Company also expects operating costs and expenses to be between $121 million and $117 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $104 million and $100 million. These expectations also assume a tax rate of 16% and a diluted share count of 110 million, and exclude stock-based compensation expense of $15 million and amortization of acquired intangible assets of $2 million.

Conference Call

The Company’s management will discuss the results of the quarter during a conference call scheduled for 2:00 p.m. PT today. The call will be audio, slides will be available online at investor.rambus.com, and a replay will be available for the next week at the following numbers: (866) 813-9403 (domestic) or (+1) 929-458-6194 (international) with ID# 958497.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: cost of product revenue, operating expenses, operating income, operating margin, net income and diluted net income per share. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition-related costs and retention bonus expense, amortization of acquired intangible assets, income tax adjustment, and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and have no direct correlation to the Company’s operations.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Income tax adjustment. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 20 percent and 22 percent for 2025 and 2024, respectively, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies, that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus delivers industry-leading chips and silicon IP for the data center and AI infrastructure. With over three decades of advanced semiconductor experience, our products and technologies address the critical bottlenecks between memory and processing to accelerate data-intensive workloads. By enabling greater bandwidth, efficiency and security across next-generation computing platforms, we make data faster and safer. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding business opportunities, the Company’s ability to deliver long-term, profitable growth, product and investment strategies, and the Company’s outlook and financial guidance for the first quarter of 2026 and related drivers, and the Company’s ability to effectively manage market challenges. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Desmond Lynch

Senior Vice President, Finance and Chief Financial Officer

(408) 462-8000

dlynch@rambus.com

Source: Rambus Inc.

Rambus Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$182,826	$99,775
Marketable securities	579,005	382,023
Accounts receivable	137,476	122,813
Unbilled receivables	25,209	25,070
Inventories	44,098	44,634
Prepaids and other current assets	20,202	15,942
Total current assets	988,816	690,257
Intangible assets, net	10,171	17,059
Goodwill	286,812	286,812
Property and equipment, net	113,051	75,509
Operating lease right-of-use assets	17,112	21,454
Deferred tax assets	105,542	136,466
Income taxes receivable	3,282	109,947
Other assets	4,759	5,632
Total assets	$1,529,545	$1,343,136

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,915	$18,522
Accrued salaries and benefits	22,044	19,193
Deferred revenue	29,980	19,903
EDA tools software licenses liability	14,884	8,438
Operating lease liabilities	6,310	5,617
Other current liabilities	11,441	10,139
Total current liabilities	120,574	81,812
Long-term operating lease liabilities	18,671	24,534
Long-term income taxes payable	1,393	109,383
Long-term EDA tools software licenses liability	20,908	1,588
Other long-term liabilities	3,574	5,127
Total long-term liabilities	44,546	140,632
Total stockholders’ equity	1,364,425	1,120,692
Total liabilities and stockholders’ equity	$1,529,545	$1,343,136

Rambus Inc.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, except per share amounts)	2025	2024	2025	2024
Revenue:
Product revenue	$96,778	$73,369	$347,754	$246,815
Royalties	71,676	58,211	279,378	226,172
Contract and other revenue	21,790	29,522	80,498	83,637
Total revenue	190,244	161,102	707,630	556,624
Cost of revenue:
Cost of product revenue	37,342	28,494	134,681	95,875
Cost of contract and other revenue	1,148	721	2,856	3,028
Amortization of acquired intangible assets	1,720	2,300	6,878	11,204
Total cost of revenue	40,210	31,515	144,415	110,107
Gross profit	150,034	129,587	563,215	446,517
Operating expenses:
Research and development	49,246	43,698	187,708	162,881
Sales, general and administrative	29,961	27,998	115,289	104,094
Amortization of acquired intangible assets	—	30	—	506
Impairment of assets	—	—	—	1,071
Change in fair value of earn-out liability	—	—	—	(5,044)
Total operating expenses	79,207	71,726	302,997	263,508
Operating income	70,827	57,861	260,218	183,009
Interest income and other income (expense), net	6,700	4,796	23,111	18,450
Interest expense	(320)	(352)	(1,373)	(1,416)
Interest and other income (expense), net	6,380	4,444	21,738	17,034
Income before income taxes	77,207	62,305	281,956	200,043
Provision for income taxes	13,367	103	51,501	20,222
Net income	$63,840	$62,202	$230,455	$179,821
Net income per share:
Basic	$0.59	$0.58	$2.14	$1.67
Diluted	$0.58	$0.58	$2.11	$1.65
Weighted-average shares used in per share calculations:
Basic	107,742	106,716	107,548	107,438
Diluted	109,724	108,082	109,235	109,041

Rambus Inc.

Supplemental Reconciliation of GAAP to Non-GAAP Results

(Unaudited)

	Three Months Ended December 31,
(In thousands, except for per share amounts)	2025	2024
Cost of product revenue	$37,342	$28,494
Adjustment:
Stock-based compensation expense	(176)	(172)
Non-GAAP cost of product revenue	$37,166	$28,322

Total operating expenses	$79,207	$71,726
Adjustments:
Stock-based compensation expense	(14,269)	(11,563)
Acquisition-related costs and retention bonus expense	—	(22)
Amortization of acquired intangible assets	—	(30)
Non-GAAP total operating expenses	$64,938	$60,111

Operating income	$70,827	$57,861
Adjustments:
Stock-based compensation expense	14,445	11,735
Acquisition-related costs and retention bonus expense	—	22
Amortization of acquired intangible assets	1,720	2,330
Non-GAAP total operating income	$86,992	$71,948

Net income	$63,840	$62,202
Stock-based compensation expense	14,445	11,735
Acquisition-related costs and retention bonus expense	—	22
Amortization of acquired intangible assets	1,720	2,330
Income tax adjustment	(5,307)	(16,703)
Non-GAAP net income	$74,698	$59,586

Non-GAAP diluted net income per share	$0.68	$0.55
Weighted-average shares used in non-GAAP diluted per share calculation	109,724	108,082

Rambus Inc.

Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates

(Unaudited)

2026 First Quarter Outlook	Three Months Ended March 31, 2026
(In millions)	Low	High
Forward-looking operating costs and expenses	$121	$117
Adjustments:
Stock-based compensation expense	(15)	(15)
Amortization of acquired intangible assets	(2)	(2)
Forward-looking Non-GAAP operating costs and expenses	$104	$100